UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

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CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.07.Submission of Matters to a Vote of Security Holders.

On April 26, 2011, the Registrant held its 2011 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island.  Of the 3,729,599 shares of the Registrant’s Class A common stock and 2,870,313 shares of the Registrant’s Class B common stock outstanding as of the record date, 2,433,750 shares of Class A common stock and 1,810,932 shares of Class B common stock were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to elect two directors (by the holders of the Registrant’s Class A common stock only) and four directors (by the holders of the Registrant’s Class B common stock only) to serve for terms of one year and until their successors are elected and qualified.  The voting results from the Meeting were as follows:

ELECTION OF CLASS A DIRECTORS:
	FOR	WITHHOLD

(01) Robert H. Eder	2,391,436	42,314
(02) Harris N. Rosen	2,425,280	8,470

ELECTION OF CLASS B DIRECTORS:
	FOR	WITHHOLD

(01) Matthew C. Baum	1,809,603	1,329
(02) Alfred J. Corso	1,810,593	339
(03) Craig M. Scott	1,810,593	339
(04) Todd D. Turcotte	1,809,603	1,329

Item 9.01.Financial Statements and Exhibits

(c)Exhibits

Exhibit No.                      Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: April 28, 2011	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer